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                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS:

      That I, Linda Walker Bynoe, of Chicago, Illinois, as a director of ODYSSEY FUNDS, INC., do hereby make, constitute and appoint as my true and lawful attorneys in fact George Vlaisavljevich, Paul S. Feinberg, and David E. Demarest, or any of them severally for me and in my name, place and stead to sign registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto executed on behalf of ODYSSEY FUNDS, INC., and filed with the Securities and Exchange commission.

      IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of January, 1993.


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                                                                Signature


STATE OF COLORADO         )
                          )  SS
COUNTY OF SAN MIGUEL      )


      On this 28th day of January, 1993, before me personally appeared Linda Walker Bynoe, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and she duly acknowledged to me that she executed the same.



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                                                             Notary Public